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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of earliest event reported) JUNE 19, 1998




                              AMRESCO CAPITAL TRUST
             (Exact name of registrant as specified in its charter)




                 TEXAS                                 1-14029                      75-2744858
     (State or other jurisdiction                    (Commission                  (IRS Employer
           of incorporation)                         File Number)              Identification No.)
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                             700 NORTH PEARL STREET
                               SUITE 2400, LB 342
                               DALLAS, TEXAS 75201
                    (Address of principal executive offices)



       (Registrant's telephone number, including area code) (214) 953-7700



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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

         On June 19, 1998, AMREIT I, Inc. (the "Company"), a wholly-owned subsidiary of AMRESCO Capital Trust, originated a $24,000,000 nonrecourse construction loan; the initial funding totaled $2,705,019. The loan is to be used by the borrower to construct a six story multi-tenant office complex with 150,000 (approximate) square feet of office space in Houston, Texas, and is secured by a first lien on the property. The loan bears interest at the rate of 12% per annum. Payments of interest only are due and payable monthly.
Additionally, the borrower paid a 0.5% commitment fee to the Company. The initial maturity date is June 18, 2000.

         On June 22, 1998, the Company originated a $45,000,000 nonrecourse acquisition and construction loan; the initial funding totaled $12,311,635. The loan is to be used by the borrower to acquire a 403,000 (approximate) square foot industrial/research and development facility in Wayland, Massachusetts, and to convert such property into a class-A office facility. The loan is secured by a first lien on the property and bears interest at the rate of 10.5% per annum.
Payments of interest only are due and payable monthly. Additionally, the borrower paid a 1% commitment fee to the Company. The initial maturity date is June 19, 2000. The origination of this loan was contemplated by AMRESCO Capital
Trust at the time of the initial public offering of common shares of beneficial interest, par value $0.01 per share ("Common Shares"), of AMRESCO Capital Trust, and the then-contemplated loan terms were described in the Registration
Statement on Form S-11 of AMRESCO Capital Trust (the "Registration Statement")
(such loan being referred to therein as Loan Three).

ITEM 5.           OTHER EVENTS.

         On June 1, 1998, the Company originated an $11,800,000 nonrecourse loan; the initial funding totaled $9,800,000. The loan is to be used by the borrower to finance the acquisition of, and provide funds for re-leasing, a nine-story office building containing 147,000 (approximate) net rentable square feet and an adjoining five-story parking structure in Houston, Texas, and is secured by a first lien on the property. Payments of interest only are due and payable monthly at a rate of 12% per annum, which rate is subject to annual upward adjustments equal to the increase in the prime lending rate.
Additionally, the borrower paid a 1% commitment fee to the Company. The initial maturity date is June 1, 2001.

         On June 12, 1998, the Company originated a $12,826,750 construction loan; the initial funding totaled $1,456,370. The loan is to be used by the borrower to construct a 236 unit multi-family complex in Pearland, Texas, and is secured by a first lien on the property. The loan bears interest at an accrual rate of 11.5% per annum. Payments of interest only are due and payable monthly at a pay rate of 10% per annum. The Company is entitled to receive and apply any excess cash flow from the rental of such units first to the interest accrual and then to reduce the principal amount of the loan. The Company is also entitled to a 60% interest in the appreciation in value of the project until the Company has achieved an 18% per annum return. Additionally, the borrower


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paid a 1% commitment fee to the Company. The initial maturity date is June 30,
2000. The origination of this loan was contemplated by AMRESCO Capital Trust at the time of the initial public offering of Common Shares, and the then-contemplated loan terms were described in the Registration Statement (such loan being referred to therein as Loan Two).

         On June 17, 1998, the Company originated a $5,560,600 loan; the initial funding totaled $3,977,562. The loan is to be used by the borrower to finance the acquisition and rehabilitation of two buildings, totaling 44,000
(approximate) square feet, for use by research and development and bio-tech tenants, in San Diego, California. The loan is secured by a first lien on the property. The loan bears interest at an accrual rate of 13.5% per annum.
Payments of interest only are due and payable monthly at a pay rate of 10% per annum. The Company is entitled to receive and apply 50% of any excess cash flow from the rental of such space to the interest accrual. Additionally, the borrower paid a 1.5% commitment fee to the Company. The initial maturity date is June 30, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AMRESCO CAPITAL TRUST

Date:  July 6, 1998                     By: /s/ MICHAEL L. MCCOY
                                            ----------------------
                                            Name:  Michael L. McCoy
                                            Title: Senior Vice President,
                                                   General Counsel and
                                                   Secretary





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